                                                                Exhibit No. 2(b)

                       ACTION BY UNANIMOUS WRITTEN CONSENT
                            OF THE BOARD OF TRUSTEES
                                       OF
                     PAINEWEBBER PACE SELECT ADVISORS TRUST
                            A DELAWARE BUSINESS TRUST

                          DATED AS OF DECEMBER 31, 1998


         The undersigned, being all of the members of the Board of Trustees (the "Board") of PAINEWEBBER PACE SELECT ADVISORS TRUST, a Delaware business trust ("PACE"), hereby waive the giving of any and all notice of a meeting of the Board and hereby unanimously consent, pursuant to the provisions of the Delaware Business Trust Act (12 Del. Code Tit. 12 Section 3801 ET SEQ.) and the provisions of Article X, Section 8 of PACE's Trust Instrument, to the adoption of the following resolutions by the Board without a meeting and to the actions authorized thereby, such actions being deemed effective as of the day and year first above written:

WHEREAS: The Board has determined that it is in the bests interests of PACE to amend its By-Laws to include a provision providing for the retirement of PACE trustees.

NOW, THEREFORE, be it:

RESOLVED:     Article II, Section 3 of PACE's By-Laws be, and it hereby is, adopted in its entirety as follows:

              RETIREMENT OF TRUSTEES: Each Trustee who has attained the age of seventy-two (72) years as of December 31 of any year shall retire from service as a Trustee on such date unless that retirement would cause the Trust to be required to call a meeting of Shareholders to fill the resulting vacancy on the Board of Trustees; provided, however, that this retirement policy may be waived on an annual basis for individual Trustees by resolution of the Board of Trustees. Such waiver (i) may only be recommended for board action by a Trustee not subject to retirement pursuant to this Section 3, (ii) must be unanimously approved by all the Trustees not subject to retirement pursuant to this Section 3 and
              (iii) may include a period ending at the close of business on December 31 of the following year. Notwithstanding anything to this Section, any such waiver may be made for consecutive year(s) by the Board of Trustees and a Trustee may retire at any time as provided for in the Trust Instrument.

; and further

RESOLVED:     That the appropriate officers of PACE be, and each of them hereby is, authorized and empowered to execute and deliver, in the name and on behalf of PACE, such other agreements, certificates, instruments and other documents, and to take all such other actions, in each case as may be necessary, desirable or appropriate in connection with the matters approved herein, including, but not limited to any filings with the State of Delaware or any other state.

         This Action by Unanimous Written Consent may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Action by Unanimous Written Consent of the Board of Trustees of PAINEWEBBER PACE SELECT ADVISORS TRUST as of the day and year first above written.

/s/ Margo N. Alexander                           /s/ David J. Beaubien
--------------------------------                 ------------------------------
Margo N. Alexander                               David J. Beaubien


/s/ E. Garrett Bewkes, Jr.                       /s/ Bruce A. Bursey
--------------------------------                 ------------------------------
E. Garrett Bewkes, Jr.                           Bruce A. Bursey


/s/ William W. Hewitt, Jr.                       /s/ Morton L. Janklow
--------------------------------                 ------------------------------
William W. Hewitt, Jr.                           Morton L. Janklow


                                                 /s/ WILLIAM D. WHITE
--------------------------------                 ------------------------------
J.  Richard Sipes                                William D. White


/s/ M. Cabell Woodward, Jr.
--------------------------------
M. Cabell Woodward, Jr.


                                      -2-